                                                                    Exhibit 99.1

                        Form 4 Joint Filer Information

Names of the Reporting Persons: *  Coliseum Capital Management, LLC, a Delaware
                                   limited liability company ("CCM");

                                *  Coliseum Capital, LLC, a Delaware
                                   limited liability company ("CC");

                                *  Coliseum Capital Partners, L.P., a Delaware
                                   limited partnership ("CCP");

                                *  Coliseum Capital Partners II, L.P., a Delaware
                                   limited partnership ("CCP2" and, together with
                                   CCP, the "Funds");

                                *  Blackwell Partners, LLC, a Georgia
                                   limited liability company ("Blackwell");

                                *  Adam Gray; and

                                *  Christopher Shackelton, a member of the board
                                   of directors of The Providence Service
                                   Corporation.

Address for each of the Reporting          Metro Center, 1 Station Place,
Persons, except Blackwell:                 7th Floor South, Stamford, CT 06902

Address for Blackwell:                     c/o DUMAC, LLC, 280 South Mangum Street,
                                           Suite 210, Durham, NC 27701

Date of Earliest Transaction               November 15, 2013
Required to be Reported:

Designated Filer for each of the           Coliseum Capital Management, LLC
Reporting Persons:

Issuer & Ticker Symbol for each            LHC Group, Inc.; LHCG
 of the Reporting Persons:

Title of Non-Derivative Security           Common Stock $0.01 par value
for each of the Reporting Persons:         (the "Stock")

Non-Derivative Securities                  The Reporting Persons acquired or
Acquired or Disposed:                      disposed the Stock as follows:

Transaction Date   Amount of Securities   Price            Amount of Securities
                   Acquired                                Beneficially Owned
                                                           Following Reported
                                                           Transactions
-------------------------------------------------------------------------------
11/15/2013          1,166                  $0(1)           2,564,684(2)
-------------------------------------------------------------------------------
03/01/2014          2,700                  $0(1)           2,566,218(2)
-------------------------------------------------------------------------------

Transaction Date   Amount of Securities   Price            Amount of Securities
                   Disposed                                Beneficially Owned
                                                           Following Reported
                                                           Transactions
-------------------------------------------------------------------------------
11/15/2013          1,166                  $20.42(1)       2,563,518(2)
-------------------------------------------------------------------------------
03/01/2014          2,700                  $23.56(1)       2,563,518(2)
-------------------------------------------------------------------------------

Following the transactions reported herein, Blackwell directly beneficially owned 749,229 shares of Stock, CCP directly beneficially owned 1,398,752 shares of Stock and CCP2 directly beneficially owned 415,537  shares of Stock.

-------------------------------------------------------------------------------

(1)   Each share of phantom stock shall be entitled to a cash payment equal to the fair market value of a share of LHC Group, Inc.'s common stock, par value
$0.01 per share ("Common Stock"), as of the payment date based on the closing market price of the Common Stock on such date.  If the payment date occurs on a weekend or a day on which NASDAQ Global Select Market is not open for business, then the closing market price of the Common Stock on the most recent business day will be utilized to determine the fair market value of the Common Stock.
The closing market price of the Common Stock on the payment date of
November 15, 2013 was $20.42.  The closing market price of the Common Stock on
February 28, 2014 was used for the payment on March 1, 2014, which was $23.56.

(2)   These securities are held directly by (a) CCP, (b) CCP2 and (c) Blackwell, a separate account investment advisory client of CCM. Mr. Shackelton and Adam
Gray are managers of and have an ownership interest in each of CCM and CC and may be deemed to have an indirect pecuniary interest in the shares held by the
Funds and Blackwell due to CCM's right to receive performance-related fees
Blackwell and CC's right to receive performance-related fees from the Funds.
Each of Christopher Shackelton, Adam Gray, CCP, CCP2, Blackwell, CC and CCM
disclaim beneficial ownership of these securities except to the extent of that person's pecuniary interest therein. Christopher Shackelton is on the board of directors of the Issuer.

Title of Derivative Security for           Phantom Stock
each of the Reporting Persons:

Derivative Securities Exercised            The Reporting Persons exercised the
                                           Phantom Stock as follows:

Transaction Date  Conversion or     Number of    Price   Amount of Derivative
                  Exercise Price    Derivative           Securities Beneficially
                  of Derivative     Securities           Owned Following
                                    Acquired             Reported Transactions

-------------------------------------------------------------------------------
11/15/2013         (1)               1,166        (1)     0
-------------------------------------------------------------------------------
03/01/2014         (1)               2,700        (1)     0
-------------------------------------------------------------------------------

Christopher Shackelton                /s/ Christopher Shackelton            March 5, 2014
                                      -----------------------------------   -------------
                                      **Signature of Reporting Person            Date

Coliseum Capital Management, LLC      /s/ Christopher Shackelton, Manager   March 5, 2014
                                      -----------------------------------   -------------
                                      **Signature of Reporting Person            Date

Coliseum Capital, LLC                 /s/ Christopher Shackelton, Manager    March 5, 2014
                                      -----------------------------------    -------------
                                      **Signature of Reporting Person            Date

Coliseum Capital Partners, L.P.       /s/ Christopher Shackelton, Manager    March 5, 2014
By: Coliseum Capital, LLC,            -----------------------------------    --------------
General Partner                       **Signature of Reporting Person            Date

Coliseum Capital Partners II, L.P.    /s/ Christopher Shackelton, Manager    March 5, 2014
By: Coliseum Capital, LLC,            -----------------------------------    -------------
General Partner                       **Signature of Reporting Person            Date

Blackwell Partners, LLC               /s/ Christopher Shackelton, Manager    March 5, 2014
By: Coliseum Capital Management,      -----------------------------------    -------------
LLC, Attorney-in-fact                 **Signature of Reporting Person            Date

Adam Gray                             /s/ Adam Gray                          March 5, 2014
                                      -----------------------------------    -------------
                                      **Signature of Reporting Person            Date

**Intentional misstatements or omissions of facts constitute Federal Criminal
  Violations.

See 18 U.S.C. 1001 and 15 U.S.C. 78ff(a).